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                                                                     EXHIBIT 4.5

                     Employee Communications Services, Inc.

                THIS WARRANT HAS BEEN ACQUIRED FOR INVESTMENT AND
      HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                            OR THE LAWS OF ANY STATE

                   THIS WARRANT AND THE SHARES OF COMMON STOCK
                   ISSUED UPON ITS EXERCISE ARE SUBJECT TO THE
                 RESTRICTIONS ON TRANSFER SET FORTH IN SECTION 4
                                 OF THIS WARRANT

As of February 2, 1999                                                   W-1
                                                                         ---

                      Class B Common Stock Purchase Warrant

         Employee Communications Services, Inc. (the "Company"), 16 Tech Circle, Natick, MA 01760, pursuant to the Agreement and Plan of Recapitalization and Sale (the "Recapitalization Agreement") of even date herewith between the Company, its Stockholders and certain investors named therein, for consideration the adequacy and sufficiency of which are acknowledged by the Company, hereby certifies that Kenneth Phillips (the "Registered Holder"), is entitled to purchase from the Company, during the time period specified in Section 1 hereof and subject to the provisions of this Warrant, up to Seventy-Five Thousand (75,000) shares of Class B Common Stock, par value $0.01 per share, of the Company ("Common Stock"), at a purchase price of Ten Dollars ($10.00) per share. The shares of Common Stock purchasable upon exercise of this Warrant, and the purchase price per share (each as adjusted from time to time) are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

         Terms defined in the Recapitalization Agreement and not otherwise defined herein are used herein as so defined.

1.       Exercise.

         (a) This Warrant may only be exercised by the Registered Holder in accordance with the terms of Section 2.2 of the Recapitalization Agreement. In the event the Registered Holder is entitled to receive Contingent Consideration, then at any time, but on only one occasion, prior to thirty days following the completion of the Audit Report (after final resolution of any disagreements therewith) (the "Termination Date"), the Registered Holder may elect to purchase up to a number of shares of Warrant Stock determined by dividing the amount of Contingent Consideration by the Purchase Price. The portion of this Warrant representing the Warrant Stock, if any, in excess of the Warrant Stock which may be purchased pursuant to the foregoing sentence shall terminate effective as of the date hereof and be of no further force or effect, and the unexercised portion of the portion of this Warrant which may be exercised pursuant to the foregoing sentence shall terminate at 5:00 p.m. on the Termination Date.

         (b) In the event the Registered Holder wishes to exercise this Warrant, the Registered Holder shall surrender this Warrant, with the Notice of Exercise appended hereto as Exhibit I


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duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate. In lieu of tendering payment of the Purchase Price, the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise shall be paid by deduction of an amount equal to the Purchase Price from the Contingent Consideration payable to the Registered Holder.

         (c) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(b) above. At such time, and upon payment in full, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

              (i) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within five (5) days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of whole shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise.

         (d) The Company covenants that all shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant and payment of the Purchase Price, be fully paid and non-assessable and free for all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein).

2.       Adjustments.

         (a) Consolidation, Merger, Etc. If there shall occur any consolidation or merger of the Company with or into another corporation, then, as part of any such consolidation or merger, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof, during the period specified herein and upon payment of the Purchase Price then in effect, that amount of cash or the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such consolidation or merger such Registered Holder had held the number of shares of Common Stock purchasable upon the exercise of this Warrant.

         (b) Split, Subdivision or Combination of Shares. If the Company at any time shall split or subdivide its Common Stock, the Purchase Price shall be proportionately decreased and the number of shares of Warrant Stock available under this Warrant shall be proportionately increased. If the Company at any time shall combine its Common Stock, the Purchase Price shall be proportionately increased and the number of shares of Warrant Stock available under this Warrant shall be proportionately decreased.

         (c) Stock Dividend. If the Company at any time shall pay a dividend payable in


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Common Stock, then the Purchase Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend, to that price determined by multiplying the Purchase Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend. The Registered Holder shall thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest whole share) obtained by multiplying (i) the Purchase Price in effect immediately prior to such adjustment by (ii) the number of shares of Common
Stock issuable upon exercise hereof immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

         (d) Other Dividends. If the Company shall pay a dividend (other than ordinary and customary dividends out of retained earnings), or make any other distribution with respect to the holders of Common Stock payable in stock (other than Common Stock) or other securities or property, then the Company shall, at its option, either (i) decrease the per share Purchase Price of this Warrant by an appropriate amount based upon the value distributed on each share of Common Stock as determined in good faith by the Company's Board of Directors or (ii) provide by resolution of the Company's Board of Directors that on exercise of this Warrant, the holder hereof shall receive, in addition to the shares of Common Stock otherwise receivable on exercise hereof, the same number and kind of stock, other securities and property which such holder would have received had the holder held the shares of Common Stock receivable on exercise hereof on and before the record date for such dividend or distribution.

         (e) Notice of Adjustments; Notices. Whenever the Purchase Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall issue a certificate signed by its Chief Executive Officer or Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Purchase Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

3. Fractional Shares. The Company shall not, upon the exercise of this Warrant, issue any fractional shares. In lieu of any fractional share to which the Registered Holder would otherwise be entitled, the Registered Holder shall be entitled, at its option, to receive a cash payment equal to the Purchase Price for such fractional share.

4. Limitation on Sales, etc. Each holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as amended (the "Act"), and agrees not to sell, assign, pledge, hypothecate, distribute, offer for sale, transfer or otherwise dispose of ("Transfer") this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Stock and the registration or qualification of this Warrant and such Warrant Stock, or (b) a determination by such holder accompanied by a written opinion of counsel reasonably satisfactory to the Company that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall



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bear a legend substantially to the foregoing effect. In addition, the Registered
Holder may not Transfer this Warrant in whole or part, or of the Warrant Stock, except in accordance with the terms of that certain Stockholders' Agreement (the "Stockholders' Agreement") of even date herewith, by and among the Company, the Registered Holder, and the other persons named therein.

5. No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

6. Notices of Record Date, etc. In case:

         (a) of any consolidation or merger of the Company with or into another corporation or any transfer of all or substantially all of the assets of the Company, or

         (b) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

         (c) of a declaration of stock dividends, stock splits, stock combinations or recapitalizations,

then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying the effective date on which such consolidation, merger, transfer, dissolution, liquidation, winding-up, stock dividend, stock split, stock combination or recapitalization has taken or is to take place. In the case of (a) and (b), such notice shall be delivered to each Registered Holder at least ninety (90) days prior to the earlier of the record date or the effective date for the event specified in such notice, and in the case of (c), such notice shall be delivered to each Registered Holder within (30) days after the earlier of the record date or the effective date for the event specified in such notice.

7. No Stockholder Rights. This warrant shall not entitle the Registered Holder to any voting rights or other rights as a stockholder of the Company.

8. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock as from time to time shall be issuable upon the exercise of this Warrant.

9. Exchange of Warrants. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 4 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or



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Warrants so surrendered.

10. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in a form reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

11. Transfers, etc.

         (a) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change his address as shown on the warrant register by written notice to the Company requesting such change.

         (b) Any transfer shall be effected by the Registered Holder in person by his duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate.

         (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

12. Mailing of Notices, etc. All notices and other communications from the Company to the Registered Holder of this Warrant shall be given in person, by first-class certified or registered mail, postage prepaid, by air freight delivery, courier or by means of telex or facsimile or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type) to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be given in any of the ways set forth above to the Company at its principal office set forth above. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder of this Warrant and thereafter all references in this Warrant to the location its principal office at the particular time shall be as so specified in such notice.

13. No Rights as Stockholder. Until the exercise of this Warrant and payment in full, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

14. Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

15. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.


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16. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

17. Attorneys' Fees. In any litigation, arbitration or court proceeding between the Company and the Registered Holder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses incurred.

18. Governing Law. This Warrant will be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

19. Accredited Investor. The Registered Holder hereby represents and warrants that he is an "Accredited Investor", as such term is defined in Regulation D under the Securities Act of 1933, as amended.

                                         EMPLOYEE COMMUNICATIONS SERVICES, INC.


                                                  /s/ Kenneth Phillips
                                         ------------------------------------
                                         By:
                                         Its:     President

(Corporate Seal)

ATTEST:

         /s/ Jill M. Percia
-------------------------------
Jill Percia
Clerk



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                                                                       EXHIBIT I
                                                                       ---------

                               NOTICE OF EXERCISE

         To:      TREASURER
                  Employee Communications Services, Inc.
                  16 Tech Circle
                  Natick, MA  01760

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase ________ shares of the Class B Common Stock, $0.01 par value per share, at a purchase price of Ten Dollars ($10.00) per share, covered by such Warrant and herewith instructs you to deduct an amount equal to the aggregate purchase price for the shares covered by this election notice from the Contingent Consideration (as defined in the Warrant) due and payable to me by Employee Communications Services, Inc., representing the full purchase price for such shares at the price per share provided for in such Warrant.

                                            Signature:
                                                      -----------------------
                                            Address:
                                                    -------------------------

                                                    -------------------------





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